Exhibit 8.1

FORM OF GIBSON, DUNN & CRUTCHER LLP EXHIBIT 8 OPINION

                    , 2009

(213) 229-7000	03981-00101

Amazon.com, Inc.

1200 12th Avenue South, Suite 1200

Seattle, WA 98144

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Amazon.com, Inc. (“Amazon”) in connection with the Agreement and Plan of Merger, dated July 22, 2009 (including exhibits thereto, the “Agreement”), by and among Zappos.com, Inc. (“Zappos”), Amazon, Zappos Acquisition, Inc. (“Acquisition Sub”), a direct wholly-owned subsidiary of Amazon, and Alfred Lin, solely in his capacity as the initial Shareholder Representative. In accordance with the Agreement, Acquisition Sub will be merged with and into Zappos (the “Merger”), with Zappos surviving the Merger as a wholly-owned subsidiary of Amazon. Except as otherwise indicated, capitalized terms used herein have the meanings set forth in the Agreement.

At your request, we have examined the form of Registration Statement on Form S-4 filed with the United States Securities and Exchange Commission on July 27, 2009, as amended through the date hereof (the “Registration Statement”) in connection with the registration of the shares of Amazon’s common stock to be issued to the shareholders of Zappos pursuant to the Agreement. You have requested our opinion as set forth below.

In preparing this opinion, we have examined and relied upon the Agreement, the Registration Statement, the representation letters delivered to us by Amazon and Acquisition Sub and by Zappos for the purposes of this opinion (the “Tax Representation Letters”) and such other documents as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In addition, in connection with rendering this opinion, we have assumed, without independent investigation:

a) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution, delivery, enforceability, and authorization of all such documents where due execution, delivery, enforceability, and authorization are prerequisites to the effectiveness thereof;

b) the consummation of the Merger in accordance with the terms set forth in the Agreement and as described in the Registration Statement, without any waiver, breach or amendment of any material provision thereof, and the performance of all covenants contained in the Merger Agreement and the Tax Representation Letters without waiver or breach of any material provision thereof;

c) that all facts, statements, covenants, descriptions, representations and warranties contained in the documents referred to herein or otherwise made available to us are true and correct and no actions have been taken or will be taken that are inconsistent with such facts, statements, descriptions, or representations or that make such facts, statements, descriptions, or representations untrue, incorrect or incomplete;

d) that any representation or statement in any document referred to herein made “to the knowledge” of one or more persons or otherwise similarly qualified is correct without such qualification, and all statements, representations and warranties, whether or not qualified, are true and will remain true through the Effective Time and thereafter where relevant; and

e) that at all relevant times prior to and including the Effective Time: (i) no outstanding indebtedness of Zappos, Amazon or Acquisition Sub has represented or will represent equity for federal income tax purposes; (ii) no outstanding equity of Zappos, Amazon, or Acquisition Sub has represented or will represent indebtedness for federal income tax purposes; and (iii) no outstanding security, instrument, agreement, or arrangement that provides for, contains, or represents a right to acquire Zappos Capital Stock (or to share in the appreciation thereof) constitutes or will constitute “stock” for purposes of Section 368(c) of the Code.

Based upon the foregoing, and subject to the limitations, qualifications, and assumptions set forth herein, it is our opinion that (i) the discussion in the Registration Statement, under the caption “Material United States Federal Income Tax Consequences,” to the extent it constitutes descriptions of legal matters or legal conclusions, is accurate in all material respects, and (ii) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

This opinion represents our best judgment regarding the application of federal income tax laws under the Code, existing judicial decisions, administrative regulations and published rulings and procedures, all as in effect on the date hereof and all of which are subject to change, possibly on a retroactive basis. Any such change could adversely affect our opinion as stated herein. We undertake no responsibility to advise you of any changes in, or changes in the application or interpretation of, the federal income tax laws. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position.

This opinion is being delivered prior to the consummation of the Merger and therefore is prospective and dependent on future events. We have not undertaken any independent investigation of any matter upon which we have relied or assumed in rendering this opinion. Any alteration or inaccuracy of any matter upon which we have relied or in any assumptions that we have made could adversely affect our opinion as stated herein.

This opinion addresses only the matters described above, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger. No opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion is being delivered solely for the purpose of being included as an exhibit to the Registration Statement. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Material United States Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act.

Very truly yours,

GIBSON, DUNN & CRUTCHER LLP

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